Exhibit 10.5

OMNIBUS Waiver, Consent, notice and AMENDMENT AGREEMENT

This Omnibus Waiver, Consent, Notice and Amendment Agreement (this “Agreement”), dated as of April 27, 2026 is by and among StableX Technologies, Inc., a Delaware corporation (the “Company”), and the investor listed on the signature page attached hereto (the “Investor”).

WITNESSETH

Whereas, the Company and the Investor are party to that certain Securities Purchase Agreement, dated as of August 7, 2023 (the “Purchase Agreement”), pursuant to which the Company issued to the Investor shares of the Company’s H-7 Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations for the Series H-7 Convertible Preferred Stock (as amended, the “Certificate of Designations”), and warrants (the “Warrants,” and, together with the Purchase Agreement and the Certificate of Designations, the “Transaction Documents”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company desires to enter into a securities purchase agreement, by and among the Company and certain investors party thereto (the “Series K Purchase Agreement”), pursuant to which the Company will sell to such investors in a private placement, (i) newly-designated shares of the Company’s Series K Convertible Preferred Stock, par value $0.0001 per share (the “Series K Preferred Stock”), the terms of which are set forth in the Certificate of Designations for the Series K Preferred Stock attached as Exhibit B hereto, and (ii) warrants (the “Series K Warrants”) to purchase shares of the Company’s Common Stock (the “Private Placement”);

WHEREAS, the Company intends to enter into a Joint Development and License Agreement, dated on or about the date hereof (the “JD&L Agreement”), by and between Kopin Corporation, a Delaware corporation (“Kopin”), and the Company, pursuant to which the parties will collaborate on the development and commercialization of certain proprietary technology, in connection therewith, the Company will issue shares of its Series J Convertible Preferred Stock, par value $0.0001 per share (“Series J Preferred Stock” and, together with the Series K Preferred Stock, the “Concurrent Preferred Stock”) to Kopin as additional consideration for Kopin’s contributions to the development of the Project Technology (as defined in the JD&L Agreement)(collectively, the “Collaboration”);

WHEREAS, the Investor, together with certain other investors entering into similar Omnibus Waiver, Consent, Notice and Amendment Agreements of even date hereof, constitute the Required Holders pursuant to each of the Transaction Documents; and

WHEREAS, the Company and the Investor desire to waive the applicability of certain provisions of the Transaction Documents, consent to certain actions of the Company in connection with the Private Placement, and to amend certain other provisions of the Transaction Documents.

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Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

2.	Amended and Restated Certificate of Designations. The parties hereto hereby agree to amend and restate the rights of the Preferred Stock as set forth in the Amended and Restated Certificate of Designations attached as Exhibit A hereto (the “Amendment”). Upon the effectiveness of this Agreement, the Company shall promptly file the Amendment and provide a copy thereof to each Investor promptly after such filing.

3.	Waivers.

(a)	Waiver of Variable Rate Transaction. Solely for the purposes of enabling the consummation of the Private Placement and the Collaboration, the Investor hereby waives any right the Investor is entitled to pursuant to Section 4(n) of the Purchase Agreement, relating to the Company’s prohibition of effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction.

(b)	Waiver of Fundamental Transaction. The Investor hereby agrees that the issuance and sale by the Company of the (i) newly designated shares of the Company’s Series K Preferred Stock, and (ii) the Series K Warrants, pursuant to the Series K Purchase Agreement, shall not constitute a Fundamental Transaction (as defined in the Certificate of Designations and Warrants).

(c)	Waiver Related to Dividend Payments and Installment Payments. The Investor hereby waives any default, breach or violation of the Certificate of Designations and any associated penalties accrued and outstanding as of the date hereof, in each case, resulting from the Company’s prior failure to timely make any payments of Dividends and/or any Installment Amount (as each term is defined in the Certificate of Designations), whether by means of conversion or redemption as set forth in the Certificate of Designations, on any applicable Dividend Date and/or Installment Date, as applicable, and the Investor further agrees that such failure to pay shall not otherwise trigger any right or remedy of the Investor.

(d)	Waiver of Change in Nature of Business. The Investor hereby waives, any breach or default arising, or which may arise, under the covenant set forth in Section 15(g) of the Certificate of Designations, regarding the Company’s obligation not to engage, directly or indirectly, in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company on the date of the Purchase Agreement, solely to the extent necessary to permit the Company to engage in the development, commercialization, and sale of microLED-based optical interconnect technology and related fabless semiconductor technologies.

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(e)	Waiver of Participation Rights. The Investor hereby waives any rights of first refusal or participation rights with respect to the Private Placement and Collaboration, including, but not limited to, the Investor’s participation rights under Section 4(o) of the Purchase Agreement and the Investor’s Purchase Rights (as defined in the Certificate of Designations) under Section 7 of the Certificate of Designations, and waives any applicable notices related thereto.

4.	Issuance of Warrants. In consideration of the foregoing, the Company agrees to issue to the Investor warrants to purchase up to [ ] shares of Common Stock, substantially in the form attached hereto as Exhibit C (the “Consideration Warrants”)[1].

5.	Representation and Warranties of the Investor. In connection with the issuance of the Consideration Warrants, the Investor hereby represents and warrants as of the date hereof to the Company as follows:

(a) The Investor is an “accredited investor” as defined in Rule 501(a) under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Investor is acquiring the Consideration Warrants (and the shares of Common Stock issuable upon exercise thereof (the “Warrant Shares”)) for its own account, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and the Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(c) The Investor acknowledges that the Consideration Warrants (and the Warrant Shares) have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and that the Consideration Warrants (and such Warrant Shares) may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state securities laws.

(d) The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Warrants (and the Warrant Shares), and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Consideration Warrants (and Warrant Shares) and, at the present time, is able to afford a complete loss of such investment.

(e) The Investor has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Consideration Warrants (and the Warrant Shares). The Investor has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the offering of the Consideration Warrants and the business, properties, prospects and financial condition of the Company.

1 NTD: The Company shall issue an aggregate number of warrants to purchase up to 1,000,000 shares of Common Stock to the Series H-7 Preferred Stock holders and Series I Preferred Stock holders. Each investor is entitled to their pro rata portion of such warrants based on their respective outstanding shares of preferred stock as of the date of this Agreement.

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6.	Consent. Each Investor hereby consents, pursuant to Section 2 and Section 18 of the Certificate of Designations relating to the Company’s creation, authorization (by reclassification or otherwise), issuance, purchase, repurchase, redemption or repayment of any class or series of Junior Stock (as defined in the Certificate of Designations), to the creation, authorization, issuance, purchase, repurchase, redemption and/or repayment by the Company of the Concurrent Preferred Stock. In addition, for the avoidance of doubt and notwithstanding anything to the contrary contained in Section 15 of the Certificate of Designations, each Investor hereby provides consent to the issuance of the Concurrent Preferred Stock and such issuance shall not be deemed a violation of any covenant or limitation contained therein.

7.	Notice. The Investor hereby acknowledges that this Agreement constitutes notice, as required by Section 8(c) of the Certificate of Designations, to the Investor, to the extent the Concurrent Preferred Stock constitutes Variable Price Securities (as defined in the Certificate of Designations), of the Company’s intention to issue such Concurrent Preferred Stock pursuant to the Private Placement or JD&L Agreement, as applicable.

8.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.	Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.	Terms and Conditions of the Transaction Documents. Except as modified and amended herein, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.

[Signature pages follow immediately.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first above written.

Company:

StableX Technologies, Inc.

By:
Name:	Joshua Silverman
Title:	Chief Executive Officer

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In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Name of Investor:

By:
Name of signatory:
Title:

[Investor Signature Page to Waiver and Amendment Agreement]

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EXHIBIT A

Form of the Amended and Restated Certificate of Designations

of Series H-7 Convertible Preferred Stock

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EXHIBIT B

Certificate of Designations of Series K Convertible Preferred Stock

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EXHIBIT C

Form of Warrant

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